1510 West Loop South • Houston, Texas 77027 • Main 713/850-1010 • Exec. 713-386-7000 • Fax 713/386-7070

LANDRY’S RESTAURANTS, INC. TO PRESENT AT UPCOMING CONFERENCE

Houston, Texas (JUNE 7, 2004)

Landry’s Restaurants, Inc. (NYSE: LNY – News), the second largest operator of casual dining seafood restaurants, will be presenting at the following conference:

•	Piper Jaffray Consumer Conference, Wednesday, June 9, 2004 at 4:35 PM, EDT at the New York Palace Hotel in New York City. The webcast can be viewed at the following link: http://www.piperjaffray.com/ccwebcast

You may also locate the above listed webcast live on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Investor Relations section under Press Releases. The archived version of the web cast will be available for two weeks following the presentation.

CONTACT:	Tilman J. Fertitta

Chairman, President

and C.E.O.

(713) 850-1010